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Objective Communications, Inc.
Weighted average shares                                               Exhibit 11


                                                                          Years ended December 31,
                                                                   1995             1996             1997
                                                                ----------       ----------       ----------
Weighted average common shares outstanding                       1,565,438        1,711,413        1,896,577

Shares issued within one year of filing of initial
  public offering                                                  350,431          350,431

Options issued within one year of filing of initial
  public offering                                                  138,000          138,000

Warrants issued within one year of filing of initial
  public offering                                                  907,790          907,790

Convertible securities issued within one year of
  filing of initial public offering                                500,000          500,000

Weighted average of warrants outstanding                                                             167,079

Weighted average shares issued for initial
  public offering                                                                                  1,316,712

Weighted average of conversion of preferred
  stock to common stock                                                                              365,753

Weighted average shares issued for overallotment
  of initial public offering                                                                         182,712

Weighted average shares issued for secondary
  offering                                                                                           145,206

Weighted average of options exercised                                                                  2,110
                                                                ----------       ----------       ----------
                                                                 3,461,659        3,607,634        4,076,149
                                                                ==========       ==========       ==========